Exhibit 10.2

EXECUTION VERSION

LIMITED CONSENT

This LIMITED CONSENT (this “Consent”) is entered into as of November 30, 2020, by and among GOGO INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Intermediate Holdings”), GOGO FINANCE CO. INC., a Delaware corporation (together with Intermediate Holdings, the “Borrowers” and each individually, a “Borrower”), the financial institutions listed on the signature pages hereof, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS

A.    The Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent are party to that certain Credit Agreement dated as of August 26, 2019 (as amended by Amendment No. 1, dated as of November 6, 2020 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as modified by this Consent, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Consent shall have the meanings ascribed to them by the Credit Agreement.

B.    The Borrower Representative has informed the Administrative Agent of the proposed sale (the “Sale”) by Gogo Inc., a Delaware corporation (the “Seller”), pursuant to that certain Purchase and Sale Agreement, dated as of August 31, 2020, by and between the Seller and Intelsat Jackson Holdings S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg, as buyer, the “Sale Agreement”), of 100% of the Equity Interests of Gogo LLC and Gogo International Holdings LLC (together with their respective Subsidiaries, the “Target Companies”).

C.    The Borrower Representative has requested that the Lenders consent to the Sale notwithstanding that the fair market value of all assets Disposed of in connection therewith would exceed the limitation of $15,000,000 per fiscal year set forth in Section 6.05(h) of the Credit Agreement.

D.    The Lenders are willing to consent to consummation of the Sale on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.    Limited Consent.

(a)    Notwithstanding anything contained in Section 6.05(h) of the Credit Agreement to the contrary, the Lenders hereby consent to the consummation of the Sale pursuant to the Sale Agreement; provided that such Sale is made for fair value and at least 75% cash consideration.

(b)    The consent in the foregoing clause (a) shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to any breach, Default or Event of Default other than as specifically set forth herein nor as a consent to any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Consent, (c) be deemed a consent to any transaction or future action on the part of the Loan Parties or (d) except as consented hereby, be deemed or construed to be a consent to or release of, or a limitation upon, the Administrative Agent’s or any Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

2.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants that as of the Effective Date (as defined below):

(a)    The execution and delivery by the Borrowers of this Consent, and the performance by the Loan Parties of this Consent and the Credit Agreement have been duly authorized by all necessary organizational action and that this Consent and the Credit Agreement are legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)    The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by any materiality qualifier (including Material Adverse Effect)) with the same effect as though made on and as of the date hereof, unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by any materiality qualifier (including Material Adverse Effect) on and as of such earlier date; and

(c)    No Default or Event of Default has occurred and is continuing, nor would result from the consummation of the Sale.

3.    Conditions to Effectiveness. This Consent shall become effective on the date (the “Effective Date”) upon which all of the following conditions have been satisfied:

(a)    the Administrative Agent shall have received duly executed copies of this Consent from each of the Borrowers, the Lenders and the Administrative Agent;

(b)    the Administrative Agent shall have received duly executed copies of a Reaffirmation of Loan Guaranty and Collateral Documents in the form of Exhibit A hereto (the “Reaffirmation”) from each of the Loan Parties (other than the Borrowers and the Target Companies);

(c)    the Loan Parties shall have paid all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) of the Administrative Agent payable pursuant to Section 9.03 of the Credit Agreement;

(d)    the Parent shall have delivered to the Administrative Agent and each Lender an updated Borrowing Base Certificate and any related information required by Section 5.01(g) of the Credit Agreement, giving pro forma effect to the Sale and the release of Borrowing Base Parties in connection therewith, and shall have made any required prepayments pursuant to Section 2.11(b) of the Credit Agreement as a result thereof;

(e)    after giving effect to the Sale and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $7,500,000;

(f)    the Administrative Agent shall have received a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Parent for each of the first four fiscal quarters ending after the Effective Date, giving pro forma effect to the Sale and the release of Borrowing Base Parties in connection therewith, in form reasonably satisfactory to the Administrative Agent; and

(g)     the Administrative Agent shall have received such other documents as the Administrative Agent, any Lender or their respective counsel may have reasonably requested.

4.    Reference to and Effect Upon the Loan Documents.

(a)    Except as specifically set forth herein, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. This Consent and the Reaffirmation shall each constitute a Loan Document.

(b)    The execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

5.    Costs and Expenses. Each Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution and delivery of this Consent, including but not limited to the reasonable fees, charges and disbursements of counsel for the Administrative Agent with respect thereto.

6.    Reaffirmation of Obligations. Each Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement, (b) that it is responsible for the observance and full performance of the Secured Obligations and (c) all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents, and all filings made with a Governmental Authority in connection therewith.

7.    Governing Law. This Consent shall be construed in accordance with and governed by the law of the State of New York.

8.    Headings. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purposes.

9.    Counterparts. This Consent may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Consent by facsimile transmission or electronic mail shall be effective as delivery of manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Consent or in any other certificate, agreement or document related to this Consent shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Consent as of the date and year first above written.

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Marguerite M. Elias

Name: Title:	Marguerite M. Elias Executive Vice President, General Counsel and Secretary

GOGO FINANCE CO. INC.

By:	/s/ Marguerite M. Elias

Name: Title:	Marguerite M. Elias Executive Vice President, General Counsel and Secretary

Signature Page to Limited Consent

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Jerome Prince

Name: Title:	Jerome Prince Authorized Signer

Signature Page to Limited Consent

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Jonathan Kerner

Name: Title:	Jonathan Kerner Vice President

Signature Page to Limited Consent

EXHIBIT A

FORM OF REAFFIRMATION OF LOAN GUARANTY AND COLLATERAL DOCUMENTS

REAFFIRMATION OF LOAN GUARANTY AND COLLATERAL DOCUMENTS

Each of the undersigned acknowledges receipt of a copy of that certain Limited Consent dated as of the date hereof (the “Consent”) relating to the Credit Agreement dated as of August 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) referred to therein, consents to the Limited Consent and each of the transactions referenced therein, hereby reaffirms (a) its obligations under the Loan Guaranty and each Collateral Document to which it is a party and (b) all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents, and all filings made with a Governmental Authority in connection therewith. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

This Reaffirmation of Loan Guaranty and Collateral Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

Dated as of November 30, 2020

[signature page follows]

GOGO INC.

By
Name:
Title:

AC BIDCO LLC

By
Name:
Title:

GOGO BUSINESS AVIATION LLC

By
Name:
Title:

GOGO CONNECTIVITY LTD.

By
Name:
Title:

GOGO ATG LLC

By
Name:
Title:

Signature Page to Reaffirmation of Loan Guaranty and Collateral Documents